      EXHIBIT 12.2 -- COMPUTATION OF RATIO OF EARNINGS TO FIXED CHARGES

       (DOLLARS IN MILLIONS, EXCEPT RATIO OF EARNINGS TO FIXED CHARGES)

                                                                                         Pro Forma
                                                                         -----------------------------------------
                                                                              Year               Three Months
                                                                             Ended                  Ended
                                                                            12/31/98                4/3/99
                                                                         ---------------     ---------------------
Income before provision for national income taxes,
  minority interests in net income (loss) of subsidiaries,
  equity (income) loss of affiliates, and extraordinary items                    $138.9                    $ 73.3
Fixed charges                                                                     310.7                      78.7
Distributed income of affiliates                                                    2.3                         -
                                                                         --------------      --------------------

    Earnings                                                                     $451.9                   $ 152.0
                                                                         ==============      ====================


Interest expense                                                                 $283.7                    $ 71.9
Portion of lease expense representative of interest (1)                            27.0                       6.8
                                                                         --------------      --------------------

     Fixed Charges                                                               $310.7                    $ 78.7
                                                                         ==============      ====================


     Ratio of Earnings to Fixed Charges                                             1.5                       1.9

     Fixed Charges in Excess of Earnings                                              -                         -
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